EXHIBIT 10.33

                          MANAGEMENT MEMBERS AGREEMENT

                                   CONCERNING

                                    NALCO LLC

                           DATED AS OF JUNE 11, 2004.

                  This MANAGEMENT MEMBERS AGREEMENT (the "Agreement") dated as of June 11, 2004 by and among Nalco LLC (the "Company"), a Delaware limited liability company and the Persons who are or after the date hereof become signatories hereto (the "Management Members").

                                    RECITALS
                                    --------

                  WHEREAS, the Company is governed by that certain Second
Amended and Restated Limited Liability Company Operating Agreement (the "LLC
Agreement") dated as of May 17, 2004.

                  WHEREAS, the Management Members will be providing services to the Company or its Affiliates.

                  WHEREAS, each Management Member will subscribe for and acquire from the Company, and the Company will issue and sell to each Management Member, the Company's Class A Units (the "Class A Units"), Class B Units (the "Class B
Units"), Class C Units (the "Class C Units") and Class D Units (the "Class D
Units"; collectively with the Class A Units, the Class B Units and the Class C
Units, the "Units"), in each case in the amounts set forth on Schedule A to the
LLC Agreement, as the same may be amended from time to time;

                  WHEREAS, it is a condition to the sale of the Units that the
Management Members enter into this Agreement;

                  WHEREAS, the Management Members will enter into the
Registration Rights Agreement; and

                  NOW, THEREFORE, in consideration of the mutual covenants
contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

Management Members' Representations, Warranties and Agreements

                  (jjj) Units Unregistered. Each Management Member acknowledges and represents that such Management Member has been advised by the Company that:

                    (A)  the offer and sale of the Units have not been
                         registered under the 1933 Act;

                    (B)  the Units must be held and the Management Member must continue to bear the economic risk of the investment in
                         the Units unless the offer and sale of such Units are
                         subsequently registered under the 1933 Act and all
                         applicable state securities laws or an exemption from
                         such registration is available and the Units may never
                         be so registered;

                    (C)  there is no established market for the Units and it is not anticipated that there will be any public market
                         for the Units in the foreseeable future;

                    (D)  a restrictive legend in the form set forth below shall be placed on the certificates representing the Units:

                    "THE SECURITIES REPRESENTED BY THIS CERTIFICATE WERE
                    ORIGINALLY ISSUED ON ______________, HAVE NOT BEEN
                    REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE
                    "ACT"), AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF
                    AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR AN
                    EXEMPTION FROM REGISTRATION THEREUNDER. THE SECURITIES
                    REPRESENTED BY THIS CERTIFICATE ARE ALSO SUBJECT TO CERTAIN
                    TRANSFER AND OTHER RESTRICTIONS SET FORTH IN THE LIMITED
                    LIABILITY COMPANY AGREEMENT, DATED AS OF MAY 17, 2004 AMONG
                    NALCO LLC AND CERTAIN OF ITS MEMBERS, THE MANAGEMENT MEMBERS
                    AGREEMENT, DATED AS OF JUNE 11, 2004 AMONG NALCO LLC AND
                    CERTAIN MANAGEMENT MEMBERS NAMED THEREIN, THE REGISTRATION
                    RIGHTS AGREEMENT AMONG NALCO LLC AND CERTAIN OF ITS MEMBERS
                    AND, AMONG OTHER THINGS, MAY NOT BE OFFERED OR SOLD EXCEPT
                    IN COMPLIANCE WITH SUCH TRANSFER RESTRICTIONS. COPIES OF
                    SUCH LIMITED LIABILITY COMPANY AGREEMENT, SUCH MANAGEMENT
                    MEMBERS AGREEMENTS AND SUCH REGISTRATION RIGHTS AGREEMENT
                    ARE ON FILE WITH THE SECRETARY OF THE LIMITED LIABILITY
                    COMPANY AND ARE AVAILABLE WITHOUT CHARGE UPON WRITTEN
                    REQUEST THEREFOR. THE HOLDER OF THIS CERTIFICATE, BY
                    ACCEPTANCE OF THIS CERTIFICATE, AGREES TO BE BOUND BY ALL OF
                    THE APPLICABLE PROVISIONS OF THE AFORESAID AGREEMENTS.";

                    (E)  a restrictive legend in the form set forth below shall be placed on the certificates representing the Units
                         held by Georgia residents:

                         "THESE SECURITIES HAVE BEEN ISSUED OR SOLD IN RELIANCE
                    ON PARAGRAPH 13 OF CODE SECTION 10-5-9 OF THE "GEORGIA
                    SECURITIES ACT OF 1973," AND MAY NOT BE SOLD OR TRANSFERRED
                    EXCEPT IN A TRANSACTION WHICH IS EXEMPT UNDER SUCH ACT OR
                    PURSUANT TO AN EFFECTIVE REGISTRATION UNDER SUCH ACT." and

                    (F)  a notation shall be made in the appropriate records of the Company indicating that the Units are subject to
                         restrictions on transfer and, if the Company should at
                         some time in the future engage the services of a
                         securities transfer agent, appropriate stop-transfer
                         instructions may be issued to such transfer agent with
                         respect to the Units.

                    (kkk) Additional Investment Representations. Each Management
Member represents and warrants that:

               (A)  the Management Member's financial situation is such that such Management Member can afford to bear the economic risk of holding the Units for an indefinite period of time, has adequate means for providing for the Management Member's
                    current needs and personal contingencies, and can afford to suffer a complete loss of the Management Member's investment in the Units;

               (B)  the Management Member's knowledge and experience in
                    financial and business matters are such that the Management
                    Member is capable of evaluating the merits and risks of the investment in the Units;

               (C)  the Management Member understands that the Units are a speculative investment which involves a high degree of risk of loss of Management Member's investment therein, there are substantial restrictions on the transferability of the Units and, on the date on which such Management Member acquires
                    such Units and for an indefinite period following such date, there will be no public market for the Units and,
                    accordingly, it may not be possible for the Management
                    Member to liquidate the Management Member's investment
                    including in case of emergency, if at all;

               (D)  the terms of this Agreement provide that if the Management
                    Member ceases to provide services to the Company and its
                    Affiliates, the Company and its Affiliates have the right to repurchase the Units at a price which may be less than the
                    Fair Market Value thereof;

               (E)  the Management Member understands and has taken cognizance of all the risk factors related to the purchase of the Units and, other than as set forth in this Agreement, no
                    representations or warranties have been made to the
                    Management Member or Management Member's representatives
                    concerning the Units, the Company, the Subsidiaries or their respective prospects or other matters;

               (F)  the Management Member has been given the opportunity to examine all documents and to ask questions of, and to
                    receive answers from, the Company and its representatives
                    concerning the Company and its subsidiaries, the acquisition of Nalco Company and certain Subsidiaries of Nalco
                    International S.A.S. by subsidiaries of the Company, the LLC
                    Agreement, the Company's organizational documents and the
                    terms and conditions of the purchase of the Units and to
                    obtain any additional information which the Management
                    Member deems necessary; and

               (G)  all information which the Management Member has provided to the Company and the Company's representatives concerning the
                    Management Member and the Management Member's financial
                    position is complete and correct as of the date of this
                    Agreement.

                  (lll) Section 83(b) Election. Within 30 days after purchasing any Units (other than Class A Units), each Management Member may make an election with the Internal Revenue Service ("IRS") under Section 83(b) of the
Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder (an "83(b) Election") in the form of Exhibit A attached hereto (any
Units with respect to which such an election is properly made, "Electing
Units"). Each Management Member shall submit any such election to the IRS within
30 calendar days after purchasing the Units and shall promptly send a copy to the Company. Management Members holding Electing Units shall use an accounting firm selected and paid for by the Company or a Subsidiary to file and handle all matters relating to their 2004, 2005 and 2006 personal income tax returns.
Management Members holding Electing Units shall for all tax reporting purposes use the Units valuation prepared by the Company's third party valuation firm in connection with the issuance of such Units. To the extent that a Management
Member does not make an 83(b) Election with respect to any Units (other than
Class A Units) and such Management Member is subject to ordinary income and withholding taxes upon the vesting of such Units (the "Vesting Units") the
Management Member will be required to pay, in cash, to the Company an amount equal to such withholding taxes, as determined by the Company in good faith. To the extent that the withholding taxes, with respect to the Vesting Units, are not paid to the Company within five days following a request from the Company to pay such withholding taxes, the Management Member will forfeit, without the payment of consideration, the Vesting Units.

                  Section 1.04. Contingent Loan. A Management Member shall,
subject to the conditions set forth on Exhibit B, be entitled to a loan from the
Company on the terms set forth on Exhibit B with respect to any Electing Units.

                  Section 1.05. Contingent Bonus. The Company shall cause one of its Subsidiaries to pay a bonus to Management Members in the circumstances set forth in Exhibit C.

Transfers; Acceleration

                  (mmm) Transfer. (iv) Until the occurrence of a Qualified IPO, except as required by law, no Management Member may directly or indirectly, sell, contract to sell, give, assign, hypothecate, pledge, encumber, grant a security interest in, offer, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of any economic, voting or other rights in or to (collectively, "Transfer") any Units except pursuant to (i) Article XI of the LLC Agreement, (ii) Sections 2.02 or 2.04 hereof or (iii) a Transfer to a
Manager Permitted Transferee (each a "Permitted Transfer").

                         (A) Following a Qualified IPO and the expiration of any
                    underwriter or Company "lock-up" period (as provided for in
                    Section 4(a) of the Registration Rights Agreement or
                    otherwise) applicable to such Qualified IPO, each Management
                    Member may only Transfer its Units pursuant to (i) a
                    Permitted Transfer, (ii) a Transfer pursuant to Section
                    2.03, (iii) a Transfer in accordance with the Registration
                    Rights Agreement or (iv) a Transfer conducted in accordance with the requirements of Rule 144 promulgated under the 1933
                    Act; provided, that no Management Member

                    shall make a Transfer pursuant to this clause (iv) without the Company's prior, written approval.

                         (B) No Transfer by any Management Member may be made
                    pursuant to this Article II unless (i) the transferee has
                    agreed in writing to be bound by the terms and conditions of this Agreement and the LLC Agreement (other than if the
                    Transfer is conducted in accordance with the Registration
                    Rights Agreement or the requirements of Rule 144 promulgated under the 1933 Act), (ii) the Transfer complies in all
                    respects with the applicable provisions of this Agreement,
                    (iii) the Transfer complies in all respects with applicable federal and state securities laws, including the 1933 Act
                    and (iv) the Transfer is made in compliance with all
                    applicable Company policies and restrictions (including any trading "window periods" or other policies regulating
                    insider trading); provided, that the conditions to Transfer described in clause (i) above shall not -------- apply to a
                    Transfer pursuant Article XI of the LLC Agreement or
                    Sections 2.02, 2.03 or 2.04 hereof.

                  (d) No Transfer by any Management Member may be made pursuant to this Article II (except pursuant to an effective registration statement under the 1933 Act) unless and until such Management Member has first delivered to the
Company an opinion of counsel (reasonably acceptable in form and substance to the Company) that neither registration nor qualification under the 1933 Act and applicable state securities laws is required in connection with such Transfer.

                  (e) No Management Member may Transfer Accelerated Vesting C/D
Units prior to the one-year anniversary of the date on which they became
Accelerated Vesting C/D Units following a Sponsor Sell-Down.

                  (nnn) Call Option. (a) If a Management Member's Services to
the Company or any Subsidiary terminate for any of the reasons set forth in clauses (i), (ii) or (iii) below (each such event a "Termination Event"), the
Company shall have the right but not the obligation to purchase, from time to time after such termination of Services (x) in the case of any Unvested Unit, for a period of 120 days (subject to extension as provided below) immediately following the date of the Termination Event and (y) in the case of any Class A
Unit or Vested Unit, for a period of 60 days (subject to extension as provided below) immediately following the later of (A) the date of the Termination Event and (B) the date that is six (6) months and one day after the date on which such
Management Members' Unit became a Vested Unit or after the date on which such
Management Member acquired such Class A Unit (the later of (A) and (B), the
"First Purchase Date"), and such Management Member shall be required to sell to the Company, any or all of such Units then held by such Management Member (it being understood that if Units of any class subject to repurchase hereunder may be repurchased at different prices, the Company, at its sole discretion, may elect to repurchase all or any portion of the Units of such class, including purchasing only such lower priced Units), at a price per Unit equal to the applicable purchase price determined pursuant to Section 2.02(c):

                         (1) if such Management Member's Service with the
                    Company and its Subsidiaries is terminated due to the
                    Disability or death of the Management Member;

                         (2) if such Management Member's Service with the
                    Company and its Subsidiaries is terminated by the Company
                    and its Subsidiaries without Cause or by the Management
                    Member for any reason;

                         (3) if such Management Member's Service with the
                    Company and its Subsidiaries is terminated by the Company or any of its Subsidiaries for Cause.

                    Any Unvested Units purchased by the Company shall be
canceled.

                    (b) If on the 61st day following (x) in the case of Class A
Units, the date of the Termination Event and (y) in the case of Vested Units, the First Purchase Date, the Company has not purchased all of a terminated
Management Member's Units, and the Company has not opted to extend its 60 day election period pursuant to Section 2.02(d), the Company shall on or before the
61st day provide written notice to the Investor Groups of (i) its decision not to purchase some or all of such Units and (ii) the number of such Management
Member's Eligible Units (defined below) which the Company did not purchase, and the Investor Groups shall have the right to purchase and such Management Member shall be required to sell to the Investor Group(s), any or all of the Class A and Vested Units (the "Eligible Units") then held by such Management Member at a price per Unit equal to the applicable purchase price determined pursuant to
Section 2.02(c). The Investor Groups' rights to purchase such Eligible Units and each Management Member's corresponding obligation to sell such Eligible Units shall terminate on the 120th day following (x) in the case of Class A Units, the date of the Termination Event and (y) in the case of Vested Units, the First
Purchase Date. Upon receipt of the written notice described above, each Investor
Group desiring to purchase Units shall within 45 days of receipt of the
Company's notice provide written notice to the Company, specifying that such
Investor Group is willing to purchase either (i) its pro rata share of the
Eligible Units (based upon the number of Units held by such Investor Group relative to the total number of Units held by all of the Investor Groups), (ii)
a number of Eligible Units less than such Investor Group's pro rata share, or
(iii) any and all Units available to be purchased; provided, that the Investor
Groups shall, as much as reasonably practicable, consult with each other and coordinate the exercise of rights such that all Eligible Units are elected to be purchased. Upon receipt of the Investor Groups' respective notices, the Company will notify the Management Member of the Investor Group(s)' elections and the
Management Member will be obligated to sell (x) to the Investor Groups making elections described in clauses (i) and (ii) of the preceding sentence, the number of Eligible Units elected to be purchased by such Investor Groups and (y)
all remaining Eligible Units, if any, to the Investor Groups making the election described in clause (iii) of the preceding sentence to such Investor Group(s) on a pro rata basis (based upon the number of Units held by such Investor Group relative to the total number of Units held by all of the Investor Groups making such election), but in no event more that any such Investor Groups elected to purchase.

                  (c) In the event of a purchase by the Company pursuant to
Section 2.02(a) and/or the Investor Group(s) pursuant to Section 2.02(b) (each a
"Units Buyer"), the purchase price shall be:

                  (i) in the case of a Termination Event specified in Section
2.02(a)(i) or 2.02(a)(ii):

                           (x) for Class A Units and Vested Units, a price per
                           Unit equal to the most recently determined Fair
                           Market Value; and

                           (y) for Unvested Units, a price per Unit equal to the
                           lesser of (1) the most recently determined Fair
                           Market Value and (2) Cost.

                  (ii) in the case of a Termination Event specified in Section
         2.02(a)(iii), for Class A Units, Vested Units and Unvested Units, a
         price per Unit equal to the lesser of (1) Fair Market Value and (2)
         Cost.

                   (d) The Units Buyer may pay the purchase price for such Units
(i) by delivery of funds deposited into an account designated by the Management
Member, a bank cashier's check, a certified check or a company check of the
Units Buyer for the purchase price; (ii) if the Units Buyer is the Company and is prohibited from paying cash by financing or liquidity constraints and is unable to pay the purchase price as provided in clause (iii), by delaying the exercise of the purchase right described under Section 2.02(a) until the earlier of (x) when the financing restrictions lapse and (y) when the Company is able to pay the purchase price as provided in clause (iii); or (iii) if the Units Buyer is the Company and has the right to purchase such Units during the period following a Qualified IPO (including in respect of a purchase that was delayed pursuant to clause (ii)), by delivery of a number of shares of Issuer Common
Stock determined by dividing (A) the aggregate purchase price of the Units being sold by such Management Member by (B) the Public Share FMV as of the close of trading on the trading day immediately prior to the delivery thereof to the
Management Member. Notwithstanding anything to the contrary in this Agreement, the Units Buyer may deduct and withhold from the amounts otherwise payable pursuant to this Agreement such amounts as necessary to comply with the Internal
Revenue Code of 1986, as amended (the "Code"), or any other provision of applicable law, with respect to the making of such payment.

                  (e) Notwithstanding anything to the contrary elsewhere herein, the Company shall not be obligated to purchase any Units at any time pursuant to this Section 2.02, regardless of whether it has delivered a notice of its election to purchase any such Units, (i) to the extent that (A) the purchase of such Units (together with any other purchases of Units pursuant to Sections 2.02 or 2.03 hereof, or pursuant to similar provisions in any other agreements with other investors of which the Company has at such time been given or has given notice) or (B) in the event of an election to purchase such Units with shares of
Issuer Common Stock, the issuance of such shares by the IPO Entity, the purchase of such shares by the Company or the distribution of such shares to the
Management Member would result (x) in a violation of any law, statute, rule, regulation, policy, order, writ, injunction, decree or judgment promulgated or entered by any governmental authority applicable to the Company or any of its
Subsidiaries or any of its or their assets (including any unavailability of a registration statement or exemption from registration necessary to allow delivery of shares of Issuer Common Stock to the Management Member), (y) after giving effect thereto (including any dividends or other distributions or loans from a Subsidiary of the Company to the Company in connection therewith), in a
Financing Default or (z) in the Company being required to disgorge any profit to the IPO Entity pursuant to Section 16(b) of the 1934 Act, (ii) if immediately prior to such purchase of Units, issuance of Issuer Common Stock or purchase of shares of Issuer Common Stock, as the case may be, there exists a Financing
Default which prohibits such issuance or purchase (including any dividends or other distributions or loans from a Subsidiary of the Company to the Company in connection therewith), or (iii) if the Company does not have funds available to effect such purchase of Units or Issuer Common Stock. The Company shall within
30 days of learning of any such fact so

notify the Management Member that it is not obligated to purchase such Units and has deferred its right to make such purchase until such violation, potential liability under the 1933 Act or 1934 Act, Financing Default or unavailability of funds would not result therefrom or has ceased. The Company agrees to use commercially reasonable efforts to cure any such Financing Default that is curable. To the extent that, pursuant to this Section 2.02(e), the Company is not obligated to pay for a Management Member's Units in accordance with one of the payment methods described in the first sentence of Section 2.02(d), the
Company shall, except as otherwise permitted by this Section 2.02(e), be required to pay for such Units pursuant to an alternate method of payment described in the first sentence of Section 2.02(d).

                  (f) Notwithstanding anything to the contrary contained in this
Section 2.02, any Units which the Company has elected to purchase from a
Management Member, but which in accordance with Section 2.02(e) are not purchased at the applicable time provided in this Section 2.02, shall be purchased by the Company on the tenth Business Day after such date or dates that it is no longer permitted to defer purchasing such Units under Section 2.02(e), and the Company shall give such Management Member five Business Days prior notice of any such purchase.

                  (OOO) Put Right. (a) Subject to the Call Right described in
Section 2.02, following a Qualified IPO and for so long as no Termination Event pursuant to Section 2.02(a)(iii) shall have occurred with respect to a
Management Member, such Management Member shall have the right, but not the obligation, to sell (the "Put Right") beginning on the later of (i) in the case of Class A Units and Equity Units that were Vested Units on the date of consummation of the Qualified IPO, the later of (x) the first date immediately following the expiration of any Company or underwriter "lock-up" period applicable to such Qualified IPO and (y) the date that is at least six (6)
months and one day after, (A) in the case of Class A Units, the Sale Date, and
(B) in the case of any Equity Units that were Vested Units on the date of consummation of the Qualified IPO, the date on which such Equity Units became
Vested Units and (ii) in the case of Equity Units that were Unvested Units on the date of consummation of the Qualified IPO, the date that is six (6) months and one day after the date on which such Management Member's Units became Vested
Units (the later of (i) and (ii) shall be referred to as the "First Put Date"), and the Company shall be required to purchase from such Management Member, a number of such Management Member's Class A Units and Vested Units as determined by such Management Member, at a price per Unit equal to the Fair Market Value as of the date the Management Member exercises such Put Right. For the avoidance of doubt, subject to the Call Right described in Section 2.02, a Management Member shall remain entitled to the Put Right following a Termination Event pursuant to
Sections 2.02(a)(i) or (ii) with respect to such Management Member.

                  (b) Each Management Member who desires to sell any of his or her Class A Units or Vested Units following the applicable First Put Date shall send written notice to the Company of his or her intention to sell such Units pursuant to this Section 2.03. Subject to the exercise of any Call Right pursuant to Section 2.02, the closing of the purchase shall take place at the principal office of the Company on a date specified by the Company no later than
30 days after the giving of such notice.

                  (c) At the closing of a purchase pursuant to a Put Right, the
Company will pay to the Management Member the purchase price for such Units
(determined in accordance with Section 2.03(a)) by delivery of a number of shares of Issuer Common Stock determined by dividing (A) the aggregate purchase price of the Units being sold by such Management Member

by (B) the Public Share FMV as of the close of trading on the trading day immediately prior to the delivery thereof to the Management Member.

                  (d) Notwithstanding anything to the contrary elsewhere herein, the Company shall not be obligated to purchase any Units at any time pursuant to this Section 2.03 (i) to the extent that (A) the purchase of such Units
(together with any other purchases of Units pursuant to Sections 2.02 or 2.03 hereof, or pursuant to similar provisions in any other agreements with other investors of which the Company has at such time been given or has given notice)
or (B) the issuance of shares by the IPO Entity or the purchase of such shares by the Company would result (x) in a violation of any law, statute, rule, regulation, policy, order, writ, injunction, decree or judgment promulgated or entered by any governmental authority applicable to the Company or any of its
Subsidiaries or any of its or their assets (including any unavailability of a registration statement or exemption from registration necessary to allow delivery of shares of Issuer Common Stock to the Management Member(s)), (y)
after giving effect thereto, in a Financing Default or (z) in the Company being required to disgorge any profit to the IPO Entity pursuant to Section 16(b) of the 1934 Act or (ii) if immediately prior to such purchase of Units, issuance of
Issuer Common Stock or purchase of shares of Issuer Common Stock, as the case may be, there exists a Financing Default which prohibits any such issuance or purchase. The Company agrees to use commercially reasonable efforts to cure any such Financing Default that is curable. To the extent that the Company is not obligated to pay for any Units as described in the first sentence of Section
2.03(c) pursuant to the terms of this Section 2.03(d), the Company shall promptly notify any Management Member that has delivered a notice of exercise of a Put Right that it is not obligated to purchase such Units and has deferred its right to make such purchase until such violation, potential liability under the
1933 Act or 1934 Act or Financing Default would not result therefrom or has ceased.

                  (e) Notwithstanding anything to the contrary contained in this
Section 2.03, any Units which a Management Member has elected to sell to the
Company, but which in accordance with Section 2.03(d) are not purchased at the applicable time provided in this Section 2.03, shall be purchased by the Company on the tenth Business Day after such date or dates that it is no longer permitted to defer purchasing such Units under Section 2.03(d), and the Company shall give such Management Member five Business Days prior notice of any such purchase.

                  (ppp) Tag-Along Right. (v) If, at any time prior to a
Qualified IPO, one or more Sponsor Members propose to Transfer, in a single transaction or a series of related transactions, a number of Class A Units representing at least 30% of the Sponsor Members' aggregate Initial Equity
Stakes (as defined in the LLC Agreement) to any Person (other than a Transfer to a Permitted Transferee (as defined in the LLC Agreement) of any such Sponsor
Member and other than a Transfer in accordance with the Registration Rights
Agreement and other than to another Sponsor Member) (a "Tag-Along Purchaser"), then, unless such transferring Sponsor Member(s) are entitled to give and do give a Drag-Along Sale Notice (as defined in the LLC Agreement) and no other
Sponsor Member(s) has elected to purchase its pro rata share of such Class A
Units pursuant to Section 2.04(a) of the Sponsor Agreement, the Company shall first provide written notice to each of the Management Members, which notice
(the "Tag-Along Notice") shall state: (i) the maximum number of Class A Units proposed to be Transferred (the "Tag-Along Securities"); (ii) the purchase price per Unit (the "Tag-Along Price") for the Tag-Along Securities and (iii) any
other material terms and conditions of such sale, including the proposed transfer date (which date will be within 60 business days after the termination of the Election Period (defined below), subject to extension for any required regulatory approvals). Each of the Management Members that has been provided with the Tag-Along Notice (each, a "Tag-Along Manager") shall have the right to sell to such Tag-Along Purchaser, upon the terms set forth in the Tag-Along
Notice, up to the aggregate number of Class A Units which are held by such
Tag-Along Manager multiplied by a fraction, the numerator of which is the aggregate number of Class A Units proposed to be sold by the transferring
Sponsor Member as reflected in the Tag-Along Notice and the denominator of which is the total number of Class A Units which are held by the transferring Sponsor
Member. If the number of Class A Units elected to be sold by the Tag-Along
Managers and any other individuals identified from time to time on Exhibit A to the LLC Agreement, the transferring Sponsor Member and any other Sponsor Members electing to participate in such sale is greater than the number of Tag-Along
Securities specified in the Tag-Along Notice, the number of Class A Units being sold by each such seller shall be reduced such that the applicable seller shall be entitled to (and obligated to) sell only their pro rata share of Class A
Units (based on the aggregate number of Class A Units held by such seller to the total number of Class A Units held by all of such electing sellers). The transferring Sponsor Member(s), the Sponsor Members electing to participate in such sale and the Tag-Along Manager(s) exercising their rights pursuant to this
Section 2.04 shall effect the sale of the Tag-Along Securities, and such
Tag-Along Manager(s) shall sell the number of Tag-Along Securities required to be sold by such Tag-Along Manager(s) pursuant to this Section 2.04(a) within 60 business days after the expiration of the Election Period, subject to extension for any required regulatory approvals.

                         (A) The tag-along rights provided by this Section 2.04
                    must be exercised by any Tag-Along Manager wishing to sell its Class A Units within 10 business days following the date of delivery of the Tag-Along Notice (the "Election Period"), by delivery of a written notice to the Company indicating
                    such Tag-Along Manager's wish to irrevocably exercise its
                    rights and specifying the number of Class A Units (up to the maximum number of Class A Units owned by such Tag-Along
                    Manager requested to be purchased by such Tag-Along
                    Purchaser) it wishes to sell; provided that any Tag-Along
                    Manager may waive its rights under this Section 2.04 prior to the expiration of such 10-business day period by giving written notice to the Company, which will be distributed by the Company to the transferring Sponsor Member(s). The
                    failure of a Tag-Along Manager to respond within such
                    10-business day period shall be deemed to be a waiver of
                    such Tag-Along Manager's rights under this Section 2.04.

                  (c) In connection with any sale pursuant to this Section 2.04, each Tag-Along Manager shall make to the Tag-Along Purchaser the same representations, warranties, covenants, indemnities and agreements as the transferring Sponsor Member(s) makes in connection with the proposed transfer
(except that in the case of representations, warranties, covenants, indemnities and agreements pertaining specifically to the transferring Sponsor Member(s), a
Tag-Along Manager shall make the comparable representations, warranties, covenants, indemnities and agreements); provided that all representations, warranties and indemnities shall be made by the transferring Sponsor Member(s)
and such Tag-Along Manager severally and not jointly and that the liability of the transferring Sponsor Member(s) and such Tag-Along Manager thereunder shall be borne by each of them on a pro rata basis. The Tag-Along Managers shall receive the

same type and amount of consideration (and rights) per Class A Unit as is paid or delivered to the transferring Sponsor Member(s) in the sale pursuant to
Section 2.04(a).

                  (d) No Transfer of any Unit pursuant to this Section 2.04
shall be effective unless and until the applicable transferee agrees to be bound by all of the terms and conditions of the LLC Agreement.

                  Section 2.05. Fair Market Value. Either the Board or the
compensation committee of the Board shall undertake in good faith to determine the Fair Market Value of the Units no less frequently than annually and on a quarterly basis if necessary in connection with a Transfer of Units to the
Company pursuant to Section 2.02 or Section 2.03 of this Agreement. Such determination shall be made in the sole discretion of the Board or the compensation committee of the Board, as the case may be.

                  Section 2.06. Accelerated Vesting. Either the Board or the
compensation committee of the Board may from time to time accelerate the vesting of the Equity Units, including, if appropriate, in connection with a Change of
Control.

Confidentiality; Intellectual Property Rights

                  (qqq) (vi) No Management Member shall at any time (whether during or after such Management Member's service with the Company or its
Subsidiaries) (i) retain or use for the benefit, purposes or account of the
Management Member or any other Person; or (ii) disclose, divulge, reveal, communicate, share, transfer or provide access to any Person outside the Company and its Subsidiaries (other than its professional advisers who are bound by confidentiality obligations), any non-public, proprietary or confidential information (including trade secrets, know-how, research and development, software, databases, inventions, processes, formulae, technology, designs and other intellectual property, information concerning finances, investments, profits, pricing, costs, products, services, vendors, customers, clients, partners, investors, personnel, compensation, recruiting, training, advertising, sales, marketing, promotions, government and regulatory activities and approval)
concerning the past, current or future business, activities and operations of the Company, its Subsidiaries or Affiliates and/or any third party that has disclosed or provided any of same to the Company on a confidential basis, including, without limitation, the existence and terms of this Agreement, the
LLC Agreement or the Registration Rights Agreement ("Confidential Information")
without the prior authorization of the Company.

                         (A) "Confidential Information" shall not include any
                    information that is (i) generally known to the industry or the public other than as a result of the Management Member's breach of this covenant or any breach of other
                    confidentiality obligations by third parties; (ii) made
                    legitimately available to the Management Member by a third party without breach of any confidentiality obligation; or
                    (iii) required by law to be disclosed; provided that in
                    connection with sub-clause (iii), the Management Member
                    shall give prompt written notice to the Company of such
                    requirement, disclose no more information than is so
                    required, and cooperate with any attempts by the Company to obtain a protective order or similar treatment. This Section
                    3.01 shall not be construed to preclude the Management
                    Member from using his/her acquired knowledge, experience and expertise gained during the term of

                    Services in any subsequent employment, provided that such
                    use does not include the disclosure or other use in any
                    manner of Confidential Information.

                         (B) Except as required by law or except in connection
                    with any proposed transfer in accordance with this Agreement or any transfer to a Management Permitted Transferee, the
                    Management Member will not disclose to anyone, other than
                    the Management Member's immediate family and legal or
                    financial advisors, the existence or contents of this
                    Agreement.

                         (C) Upon termination of the Management Member's
                    Services with the Company for any reason, the Management
                    Member shall (i) cease and not thereafter commence use of
                    any Confidential Information or intellectual property
                    (including any patent, invention, copyright, trade secret, trademark, trade name, logo, domain name or other source
                    indicator) owned or used by the Company, its Subsidiaries or
                    Affiliates; (ii) immediately destroy, delete, or return to the Company, at the Company's option, all originals and
                    copies in any form or medium (including memoranda, books,
                    papers, plans, computer files, letters and other data) in
                    the Management Member's possession or control (including any of the foregoing stored or located in the Management
                    Member's office, home, laptop or other computer, whether or not such computer is Company property) that contain
                    Confidential Information or otherwise relate to the business of the Company, its Affiliates and Subsidiaries, except that the Management Member may retain only those portions of any personal notes, notebooks and diaries that do not contain
                    any Confidential Information; and (iii) notify and fully
                    cooperate with the Company regarding the delivery or
                    destruction of any other Confidential Information of which the Management Member is or becomes aware.

                         (D) Each Management Member who has participated or will
                    participate in the creation or development of any
                    intellectual property in the course of such individual's
                    service to the Company or its Subsidiaries hereby (i)
                    disclaims and agrees to disclaim any rights with respect to such intellectual property, (ii) agrees that the Company or a Subsidiary of the Company, as the case may be, is or will be deemed to be the sole original owner/author of all such intellectual property and, (iii) if requested by the Company or a Subsidiary of the Company, will execute an assignment or an agreement to assign solely in favor of the Company or such Subsidiary or such predecessor in interest, as
                    applicable, all right, title and interest in all such
                    intellectual property.

Definitions

                  (rrr) "Accelerated Vesting C/D Units" shall have the meaning given thereto in the definition of "Applicable Percentage" below.

                  (sss) "Act" shall mean the Delaware Limited Liability Company
Act, Delaware Code, Title 6, Sections 18-101, et seq., as in effect from time to time.

                  (ttt) "Affiliate" shall have the meaning ascribed thereto in
Rule 12b-2 promulgated under the 1934 Act, as in effect on the date hereof.

                  (uuu) "Applicable Law" means, with respect to any Person, any statute, law, regulation, ordinance, rule, injunction, order, decree, governmental approval, directive, requirement, or other governmental restriction or any similar form of decision of, or determination by, or any interpretation or administration of any of the foregoing by, any governmental authority, applicable to such Person or its Subsidiaries or their respective assets.

                  (vvv) "Applicable Percentage" shall mean, subject to Section
2.06, (i) in the case of any Class B Unit: (1) 0% until the end of the one-year period commencing on the Reference Date; (2) 20% following the end of the one-year period commencing on the Reference Date and terminating on the second anniversary of the Reference Date; (3) 40% following the end of the one-year period commencing on the first anniversary of the Reference Date and terminating on the third anniversary of the Reference Date; (4) 60% following the end of the one-year period commencing on the second anniversary of the Reference Date and terminating on the fourth anniversary of the Reference Date; (5) 80% following the end of the one-year period commencing on the third anniversary of the
Reference Date and terminating on the fifth anniversary of the Reference Date;
and (6) 100% on and after the end of the one-year period commencing on the fourth anniversary of the Reference Date; provided, that, the Applicable
Percentage in respect of any Class B Unit upon and following a Change of Control shall be 100% on the date that is eighteen months following such Change of
Control (if the Management Member continues to provide Services for (or is terminated without Cause during) such eighteen-month period) and (ii) in the case of any Class C Unit or Class D Unit, shall be the fraction (expressed as a percentage) the numerator of which is zero on the Reference Date and shall increase by 20 on each of (A) December 31, 2004 if the applicable Target EBITDA for 2004 is met or exceeded; (B) December 31, 2005 if the applicable Target
EBITDA for 2005 is met or exceeded; (C) December 31, 2006 if the applicable
Target EBITDA for 2006 is met or exceeded; (D) December 31, 2007 if the applicable Target EBITDA for 2007 is met or exceeded; and (E) December 31, 2008 if the applicable Target EBITDA for 2008 is met or exceeded, and the denominator of which is 100; provided further, that the numerator used to calculate the
Applicable Percentage in respect of any Class C Unit or Class D Unit upon and following a Change of Control shall be the same as the numerator used at the time the Change of Control occurred, unless the applicable Target EBITDA had been met in the year immediately preceding such year, in which case the numerator shall be 100 on the date that is eighteen months following such Change of Control (if the Management Member continues to provide Services for (or is terminated without Cause during) such eighteen-month period); provided further, that the numerator used to calculate the Applicable Percentage in respect of any
Class C Unit or Class D

Unit upon and following a Sponsor Sell-Down shall be the same as the numerator used at the time the Sponsor Sell-Down occurred, unless the applicable Target
EBITDA had been met in the year immediately preceding such year, in which case the numerator shall be 100 (any Class C Units or Class D Units which became
Vested Units upon the Applicable Percentage being so increased as a result of a
Sponsor Sell-Down are referred to herein as "Accelerated Vesting C/D Units"
whose transferability shall be governed by Section 2.01(e)); provided further, with respect to Class C Units and Class D Units that if the applicable Target
EBITDA is not met or exceeded in respect of any fiscal year (such year, a
"Failed Year"), but the applicable Target EBITDA for the year immediately following such Failed Year (if, at the end thereof the Management Member continues to provide Services) is met or exceeded, the numerator in the fraction used to calculate the Applicable Percentage shall be deemed to increase by 20 for such Failed Year; provided further, that if as of the end of any year (if, at the end thereof the Management Member continues to provide Services)
following a Failed Year the aggregate actual EBITDA achieved for all years since and including such Failed Year is in excess of the aggregate of the applicable
Target EBITDA amounts for all such years, the numerator in the fraction used to calculate the Applicable Percentage shall be deemed to increase by 20 for each
Failed Year in that time period. Notwithstanding the foregoing, (i) in the case of any Class C Unit, the Applicable Percentage shall be 100% on and after the date that is the eighth anniversary of the Reference Date and (ii) in the case of any Class D Unit, the Applicable Percentage shall be 100% on and after the date that is the tenth anniversary of the Reference Date. Notwithstanding the foregoing, the Applicable Percentage (or numerator) for any Management Member's
Units will remain unchanged following a Termination Event with respect to such
Management Member.

                  (www) "Board" shall mean the board of directors of the
Company.

                  (xxx) "Business Day" shall mean any day on which banks are required to be open to conduct business in New York City.

                  (yyy) "Cause", when used in connection with the termination of
Services of a Management Member, shall have the same meaning ascribed to such term in any written agreement relating to Services or any severance agreement then in effect between such Management Member and the Company or one of its
Subsidiaries or, if no such agreement containing a definition of "Cause" is then in effect, shall mean a termination of Services of the Management Member by the
Company or any Subsidiary thereof due to (i) the commission by the Management
Member of an act of fraud or embezzlement, (ii) the indictment or conviction of the Management Member for a felony or a crime involving moral turpitude or a plea by the Management Member of guilty or nolo contendere involving such a crime, (iii) the gross negligence, malfeasance or willful misconduct by the
Management Member in the performance of the Management Member's duties, (iv) the violation by the Management Member of a written Company policy regarding employment, including substance abuse, sexual harassment or discrimination, (v)
the willful failure of the Management Member to render services to the Company or any of its Subsidiaries in accordance with the Management Member's Services which failure amounts to a material neglect of the Management Member's duties to the Company or any of its Subsidiaries (other than as a result of mental or physical incapacity) (vi) the repeated failure of the Management Member to comply with reasonable directives of the Board or the chief executive officer of the Company consistent with the Management Member's duties or (vii) the material breach by the Management Member of any of the provisions of any agreement between the Management Member, on the one hand, and the Company or a
Member or an Affiliate of the Company, on the other hand.

                  (zzz) "Change of Control" shall mean the consummation of any transaction (including any merger or consolidation) the result of which is that any Person, other than a Sponsor Member or a Permitted Transferee of a Sponsor
Member, becomes the beneficial owner, directly or indirectly, of (i) more than
50% of the voting securities of the Company or its successor entity or (ii) all or substantially all of the assets of the Company or its successor entity.

                  (aaaa) "Class A Units" shall have the meaning set forth in the recitals of this Agreement.

                  (bbbb) "Class B Units" shall have the meaning set forth in the recitals of this Agreement.

                  (cccc) "Class C Units" shall have the meaning set forth in the recitals of this Agreement.

                  (dddd) "Class D Units" shall have the meaning set forth in the recitals of this Agreement.

                  (eeee) "Cost" shall mean, with respect to a Management
Member's Units, the price per unit paid by such Management Member (as proportionately adjusted for all subsequent distributions of Units and other recapitalizations).

                  (ffff) "Disability" shall mean the inability of a Management
Member to perform the essential functions of the Management Member's job, with or without reasonable accommodation, by reason of a physical or mental infirmity, for a continuous period of six months or for an aggregate of nine months in a twenty-four month period. The period of six months shall be deemed continuous unless such Management Member returns to work for at least 30 consecutive business days during such period and performs during such period at the level and competence that existed prior to the beginning of the six-month period.

                  (gggg) "EBITDA" shall have the meaning set forth in the Credit
Agreement dated November 4, 2003 by and among Nalco Holdings LLC, Nalco Company, certain foreign subsidiary borrowers and the lenders named therein; provided, that the Board in its sole discretion and without liability to any Person may make any adjustment to EBITDA as it deems to be appropriate (including adjustments made as a result of acquisitions, dispositions, mergers, recapitalizations, reorganizations, consolidations, spin-offs, share dividends, splits or reverse splits, distributions, other extraordinary transactions with respect to any Units, other changes in the structure of the Company or any of its Affiliates, or significant capital expenditures).

                  (hhhh) "Equity Units" shall mean the Class B Units, the Class
C Units and the Class D Units.

                  (iiii) "Fair Market Value" shall be the fair value of the
Units determined from time to time in good faith by the Board using its reasonable business judgment. Following the

initial public offering of equity securities of the Company or the IPO Entity,
Fair Market Value will be based on the public trading price of such securities.

                  (jjjj) "Financing Default" shall mean an event which would constitute (or with notice or lapse of time or both would constitute) an event of default (which event of default has not been cured) under or would otherwise violate or breach (i) any financing arrangement of the Company or any of its
Subsidiaries in effect as of the time of the aforementioned event, and any extensions, renewals, refinancings or refundings thereof in whole or in part;
and (ii) any provision of the Company's or any of its Subsidiary's constitutional documents.

                  (kkkk) "Investor Group" shall have the meaning set forth in the LLC Agreement.

                  (llll) "IPO Entity" shall mean the issuer in a Qualified IPO.

                  (mmmm) "Issuer Common Stock" shall mean common stock of the same class as that offered to the public by the IPO Entity in a Qualified IPO or any securities into which such common stock is exchanged, converted or reclassified, including pursuant to any merger, reorganization or reclassification.

                  (nnnn) "1933 Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

                  (oooo) "1934 Act" shall mean the Securities Exchange Act of
1934, as amended, and the rules and regulations promulgated thereunder.

                  (pppp) "Management Members" shall have the meaning set forth in the introductory paragraph of this Agreement.

                  (qqqq) "Manager Permitted Transferee" shall mean, with respect to any Management Member, (i) a transferee in a Transfer upon the death of such
Management Member to his/her executors, administrators, testamentary trustees, legatees or beneficiaries (ii) subject to the LLC Agreement, only in connection with a Transfer by such Management Member for estate planning purposes not made within twelve months of any other such Transfer, a limited partnership, limited liability company, trust or custodianship, the beneficiaries of which may include only such Management Member, his/her spouse (or ex-spouse) or his/her lineal descendants (including adopted), but only if, (x) in the case of clause
(i) and (ii), such Person becomes a party to, and is bound to the same extent as the transferor by the terms of, this Agreement and (y) in the case of a Transfer described in clause (ii), the Compensation Committee of the Board has given its prior, written approval to such Transfer.

                  (rrrr) "Member" shall have the meaning set forth in the LLC
Agreement.

                  (ssss) "Permitted Transferee" shall have the meaning set forth in the LLC Agreement.

                  (tttt) "Person" means an individual, a partnership, a
corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an

unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

                  (uuuu) "Public Share FMV", per share of Issuer Common Stock, shall mean the arithmetic mean of the high and low prices per share as reported on such date on the composite tape of the principal national securities exchange on which such shares are listed or admitted to trading, or, if no composite tape exists for such national securities exchange on such date, then on the principal national securities exchange on which such shares are listed or admitted to trading, or, if the shares are not listed or admitted on a national securities exchange, the arithmetic mean of the per share closing bid price and per share closing asked price on such date as quoted on the National Association of
Securities Dealers Automated Quotation System (or such market in which such prices are regularly quoted) (the "NASDAQ"), or, if no sale of shares shall have been reported on such composite tape or such national securities exchange on such date or quoted on the NASDAQ on such date, then the immediately preceding date on which sales of the shares have been so reported or quoted shall be used to calculate the Public Share FMV.

                  (vvvv) "Qualified IPO" shall have the meaning set forth in the
Registration Rights Agreement.

                  (wwww) "Reference Date" shall mean December 31, 2003.

                  (xxxx) "Registration Rights Agreement" shall mean that certain
Registration Rights Agreement, dated as of May 17, 2004, by and among the
Company and the Members, as it may be amended, supplemented or restated from time to time.

                  (yyyy) "Sale Date" shall mean, with respect to any Unit, the date on which such Unit was first purchased from the Company.

                  (zzzz) "Services" shall mean (i) a Management Member's
employment if the Management Member is an employee of the Company or any of its
Affiliates, (ii) a Management Member's services as a consultant, if the
Management Member is a consultant to the Company or any of its Affiliates and
(iii) a Management Member's services as a non-employee director, if the
Management Member is a non-employee member of the Board or the board of directors of an Affiliate; provided however that unless otherwise determined by the Board or the compensation committee of the Board, a change in a Management
Member's status from employee to non-employee (other than with respect to a director of the Company or an Affiliate) shall constitute a termination of employment hereunder.

                  (aaaaa) "Sponsor Members" shall have the meaning set forth in the LLC Agreement

                  (bbbbb) "Sponsor Sell-Down" shall be deemed to have occurred at any time following a Qualified IPO at which the Sponsor Members and their
Permitted Transferees cease to beneficially own, directly or indirectly, more than 20% of the voting securities of the Company or its successor entity.

                  (ccccc) "Subsidiary" shall have the meaning set forth in the
LLC Agreement.

                  (ddddd) "Tag-Along Manager" shall have the meaning set forth in Section 2.04(a).

                  (eeeee) "Tag-Along Notice" shall have the meaning set forth in
Section 2.04(a).

                  (fffff) "Tag-Along Price" shall have the meaning set forth in
Section 2.04(a).

                  (ggggg) "Tag-Along Purchaser" shall have the meaning set forth in Section 2.04(a).

                  (hhhhh) "Tag-Along Securities" shall have the meaning set
forth in Section 2.04(a).

                  (iiiii) "Target EBITDA" shall mean, in respect of a fiscal year and for the applicable class of Unit set forth on Schedule B hereto, the
EBITDA amount set forth opposite such year with respect to such class of Unit;
provided, that the Board in its sole discretion and without liability to any
Person may make any adjustment to EBITDA as it deems to be appropriate
(including adjustments made as a result of acquisitions, dispositions, mergers, recapitalizations, reorganizations, consolidations, spin-offs, share dividends, splits or reverse splits, distributions, other extraordinary transactions with respect to any Units, other changes in the structure of the Company or any of its Affiliates, or significant capital expenditures).

                  (jjjjj) "Termination Event" shall have the meaning set forth in Section 2.02(a).

                  (kkkkk) "Transfer" shall have the meaning set forth in Section
2.01(a).

                  (lllll) "Units" shall have the meaning set forth in the
recitals of this Agreement.

                  (mmmmm) "Units Buyer" shall have the meaning set forth in
Section 2.02(c).

                  (nnnnn) "Unvested Units" shall mean, as of the date of any determination, with respect to the Equity Units held by a Management Member, the number of such Equity Units equal to the product of (i) the total number of such
Equity Units times (ii) the percentage equal to 100% less the Applicable
Percentage.

                  (ooooo) "Vesting Date" shall have the meaning set forth in
Section 2.02(a).

                  (ppppp) "Vested Units" shall mean, subject to Section 2.06, as of the date of any determination, with respect to the Equity Units held by a
Management Member, the number of such Equity Units equal to product of (i) the total number of such Equity Units times (ii) the Applicable Percentage.

MISCELLANEOUS

                  (qqqqq) Assignment and Binding Effect. Neither the Company nor
any Management Member shall assign all or any part of this Agreement without the prior written consent of the other and the consent of the Board. This Agreement shall be binding upon and inure to the benefit of the successors and assigns of the parties pursuant to this paragraph.

                  (rrrrr) Conversion; Restructuring; Recapitalization;
Reorganization. (a) In connection with a Qualified IPO, pursuant to Section 4.06 of the LLC Agreement, the Units may be converted at the discretion of the Board into Reclassified Securities (as defined in the LLC Agreement) and it is contemplated that the restrictions contained in this Agreement would in such case be replicated in one or more management shareholders agreements governing the Reclassified Securities to which the Management Members would become parties.

                  (b) The Company may, at the discretion of the Board and in accordance with applicable U.S. state and federal law (including the 1933 Act and the 1934 Act and the rules promulgated thereunder), effect a reorganization, reclassification, conversion, merger, recapitalization or restructuring (each, a
"Restructuring Event") pursuant to which the Members would become members or shareholders of a new limited liability company or corporation and cease to be
Members of the Company or receive different securities of the Company. The units, shares or other equity interests provided to each Management Member pursuant to such Corporate Restructuring would provide each Management Member with substantially similar economic and other rights and privileges as such
Management Member had as a Member of the Company prior to such Restructuring
Event and which are consistent with the rights and preferences attendant to the
Units held by the Management Members immediately prior to such Restructuring
Event. It is contemplated that the Management Members, the company formed by such Restructuring Event and, in the discretion of the Sponsor Members, the
Sponsor Members, would enter a management members agreement or management shareholders agreement, as the case may be, in conjunction with such
Restructuring Event, containing provisions substantially similar to the provisions of this Agreement. The Management Members hereby agree to enter into any such management members agreement or management shareholders agreement.

                  (sssss) Third Party Beneficiaries. Each of the Sponsor Members
shall be considered a third party beneficiary of the representations, warranties and agreements of the Management Members made in this Agreement, entitled to take any action against any Management Member as if such Sponsor Member were the
Company hereunder.

                  (ttttt) Notices. Any notice, demand, request, waiver, or other communication under this Agreement shall be in writing and shall be deemed to have been given when personally delivered, one day after deposit with Federal
Express or similar overnight courier service or three days after being mailed by first class mail, return receipt requested shall be deemed to have been given on the date mailed, and shall be addressed as follows:

                          TO THE COMPANY:      Nalco LLC
                                               345 Park Avenue
                                               New York, NY 10154
                                               Attention: Chinh Chu
                                               Fax: (212) 583-5722

                                               Attention: Joshua J. Harris
                                               Fax: (212) 515-3288
                                               Attention: Sanjeev Mehra
                                               Fax: (212) 357-5505

                          With a copy to:      Simpson Thacher & Bartlett LLP
                                               425 Lexington Avenue
                                               New York, NY  10017
                                               Attention: Wilson S. Neely
                                               Fax: (212) 455-2502

                          And a copy to:       Wachtell, Lipton, Rosen & Katz
                                               51 West 52nd Street
                                               New York, NY 10019
                                               Attention: Daniel A. Neff
                                               Fax: (212) 403-2000

       TO ANY MANAGEMENT INVESTOR MEMBER       At the address set forth in the
                                               written records of the Company.

                  (uuuuu) Governing Law. THIS AGREEMENT SHALL BE CONSTRUED IN
ACCORDANCE WITH, AND GOVERNED BY, THE LAWS OF THE STATE OF DELAWARE WITHOUT
REGARD TO CONFLICTS OF LAWS PRINCIPLES WHICH WOULD RESULT IN THE APPLICATION OF
THE LAWS OF ANOTHER JURISDICTION.

                  (vvvvv) Jurisdiction. The parties hereby irrevocably and
unconditionally consent to submit to the exclusive jurisdiction of the courts of the State of Delaware for any actions, suits or proceedings arising out of or relating to this agreement and the transactions contemplated hereby (and agree not to commence any action, suit or proceeding relating thereto except in such courts, and further agree that service of any process, summons, notice or document by U.S. registered mail to its address set forth above shall be effective service of process for any action, suit or proceeding brought against such party in any such court). The parties hereby irrevocably and unconditionally waive any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby in the courts of the State of Delaware, and hereby further irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

                  (wwwww) Management Member's Services. Nothing contained in this Agreement shall be deemed to obligate the Company or any Subsidiary to employ or retain any Management Member in any capacity whatsoever or to prohibit or restrict the Company (or any Subsidiary) from terminating the Services of the
Management Member at any time or for any reason whatsoever, with or without
Cause.

                  (xxxxx) Entire Agreement. This Agreement, the LLC Agreement and the Registration Rights Agreement set forth the entire understanding and agreement of the parties

hereto and supersede any and all other understandings, term sheets, negotiations or agreements between the parties hereto relating to the subject matter of this
Agreement, the LLC Agreement and the Registration Rights Agreement.

                  (yyyyy) Counterparts. This Agreement may be executed in
counterparts, each of which shall be deemed an original, and all of which together shall constitute a single agreement.

                  (zzzzz) Severability. In the event that any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable, the same shall not affect any other provision of this Agreement, but this Agreement shall be construed in a manner which, as nearly as possible, reflects the original intent of the parties.

                  (aaaaaa) Interpretation. Words used in the singular form in this Agreement shall be deemed to import the plural, and vice versa, as the sense may require. The table of contents and headings contained in this
Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include,"
"includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

                  (bbbbbb) Amendment. Any amendment to this Agreement shall only be effective if evidenced by a written instrument signed by the Company;
provided, that any such amendment that is materially adverse to the economic interests of a Management Member shall only be effective if such Management
Member consents thereto in writing.

                  (cccccc) Waiver. Any party hereto may (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto, and (iii) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party granting such waiver but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or future failure.

                  (dddddd) Further Assurances. Subject to the terms and
conditions of this Agreement, each of the parties hereto will use its reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations, to consummate and make effective the provisions of this Agreement.

                  (eeeeee) Sections, Exhibits, Schedules. References to a
section are, unless otherwise specified, to one of the sections of this
Agreement and references to an "Exhibit" or "Schedule" are, unless otherwise specified, to one of the exhibits or schedules attached to this Agreement.

                  (ffffff) Specific Enforcement. The Management Members and the
Company acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which they may be entitled at law or in equity.

                  (gggggg) Successors. Manager Permitted Transferees are
entitled to all of the rights and subject to all of the obligations of the transferor hereunder from whom they received their Interests regardless of whether the Agreement elsewhere so expressly provides.

                  IN WITNESS WHEREOF, the parties hereto have executed this
Agreement as of the date set forth above.

NALCO LLC

By: /s/  Stephen N. Landsman
    --------------------------
    Name: Stephen N. Landsman

MANAGEMENT MEMBER

By: /s/  Daniel M. Harker
    --------------------------
    Print: Daniel M. Harker
    Date:  June 30, 2004

                 [Signature Page - Management Members Agreement]

                                   Schedule A

                               Management Members

The Management Members will be those individuals who accept the offer to participate in the Units Plan.

Schedule B

                                  Target EBITDA

Year              Class C Unit Target EBITDA

2004              $577.2 million
2005              $621.5 million
2006              $644.6 million
2007              $668.7 million
2008              $693.9 million

Year              Class D Unit Target EBITDA

2004              $588.0 million
2005              $654.2 million
2006              $713.5 million
2007              $757.3 million
2008              $788.1 million

                                                                       EXHIBIT A

                       ELECTION TO INCLUDE UNITS IN GROSS
                     INCOME PURSUANT TO SECTION 83(B) OF THE
                              INTERNAL REVENUE CODE

                  The undersigned purchased units (the "Units") of Nalco LLC
(the "Company") on ______ __, 200[_]. The undersigned desires to make an election to have the Units taxed under the provision of Section 83(b) of the
Internal Revenue Code of 1986, as amended ("Code ss.83(b)"), at the time the undersigned purchased the Units.

                  Therefore, pursuant to Code ss.83(b) and Treasury Regulation
ss.1.83-2 promulgated thereunder, the undersigned herEBY makes an election, with respect to the Units (described below), to report as taxable income for calendar year ____ the excess, if any, of the Units' fair market value on ____ __, 200[_]
over the purchase price thereof.

                  The following information is supplied in accordance with
Treasury Regulation ss.1.83-2(e):

1. The name, address and social security number of the undersigned:

                  ------------------------------

                  ------------------------------

                  ------------------------------
                  SSN:
                      --------------------------

                  2. A description of the property with respect to which the election is being made: ______ Class B Units, ____ Class C Units and _____ Class
D Units.

                  3. The date on which the property was transferred: _______ __,
200[_]. The taxable year for which such election is made: calendar year ____.

                  4. The restrictions to which the property is subject: The
Units are subject to a time-based vesting schedule and, in the case of Class C
Units and Class D Units, will have their vesting accelerated if certain performance objectives are met. If the undersigned ceases to be employed by the
Company or any of its subsidiaries under certain circumstances, all or a portion of the Units may be subject to repurchase by the Company at the lower of (i) the original purchase price paid for the Units and (ii) the fair market value of the
Units on the date of such repurchase. The Units are also subject to transfer restrictions.

                  5. The aggregate fair market value on ______ __, 200[_] of the property with respect to which the election is being made, determined without regard to any lapse restrictions: $_______ (i.e., $__ for __ Class B Units, $__
for __ Class C Units and $__ for __ Class D Units).

                  6. The aggregate amount paid for such property: $_______
(i.e., $__ for __ Class B Units, $__ for __ Class C Units and $__ for __ Class D
Units).

                  7. A copy of this election has been furnished to the Secretary of the Company pursuant to Treasury Regulations ss.1.83-2(e)(7).

                  Dated:  ______ __, 200[_]        _____________________________
                                                   [NAME]

                                                                       EXHIBIT B

                              CONTINGENT LOAN TERMS

---------------------------------------- ------------------------------------------------------------------------

Issuer:                                  Nalco LLC

Issue:                                   Contingent secured loan of up to the maximum amount set forth in the
                                         Management Member's subscription agreement with the Company, subject to the contingencies set forth below.

Contingency:                             Loan will become available following a Qualified IPO of a subsidiary of Nalco LLC (if a Qualified IPO occurs prior to June 1, 2005) to
                                         Management Members who make Section 83(b) Elections in accordance with
                                         Section 1.03 if the Management Member is required to pay current income tax on compensation with respect to his or her Class B Units,
                                         Class C Units or Class D Units attributable to a final "determination"
                                         (as defined in Section 1313(a)(i) of the Code) of a valuation of such
                                         Units in excess of the valuation prepared by the Company's third party valuation firm; the Management Member may borrow up to the amount of the current income tax attributable to the "determination", subject to the maximum set forth above.  The loan will be available until the earlier of i) 3 years from a Qualified IPO; ii) immediately prior to the transfer of Class B Units, Class C Units or Class D Units by a
                                         Management Member; and iii) the date at which the Management Member's employment with Nalco LLC or a subsidiary of Nalco LLC terminates for any reason.

                                         The contingent loan will not be available with respect to any units as to which an investor does not make an 83(b) Election.

Security:                                First-lien security against an employee's ownership of Class B Units,
                                         Class C Units, and Class D Units in Nalco LLC.

Interest Rate:                           1 year LIBOR

Payment of Interest:                     Pay-in-Kind ("PIK") due at maturity

Amortization:                            Proceeds from the sale of any Class B Units, Class C Units or Class D
                                         Units or shares of Issuer Common Stock issued in exchange therefor

Repayment:                               All proceeds from the sale of Class B Units, Class C Units or Class D
                                         Units or shares of Issuer Common Stock issued in exchange therefor must be applied to the outstanding loan amount until the balance is repaid

Maturity:                                The loan will have a final maturity of 5 years after the date of the
                                         Qualified IPO

Acceleration of Maturity:                The loan becomes immediately due if the Management Member's employment with the Company or a subsidiary of the Company terminates for any reason

Documentation:                           Definitive documentation reflecting the terms set forth above will be entered into at the time the loan is made.

                                                                       EXHIBIT C

                                CONTINGENT BONUS

---------------------------------------- ------------------------------------------------------------------------

Issuer:                                  A Subsidiary of the Company

Bonus:                                   Bonus of up to the maximum amount specified in the Management Member's subscription agreement with the Company, subject to the contingencies set forth below

Contingency:                             Bonus will be paid to a Management Member following a Qualified IPO of a subsidiary of the Company (if a Qualified IPO occurs prior to June
                                         1, 2005) if he or she is i) an employee of the Company or one of its subsidiaries on January 1, 2007 and ii) required to pay current income tax on compensation with respect to Class A Units prior to January 1,
                                         2007 attributable to a final "determination" (as defined in Section
                                         1313(a)(i) of the Code) of a valuation of such Units in excess of the valuation prepared by the Company's third party valuation firm; the bonus shall be an amount equal to the current income tax attributable to the "determination", subject to the maximum set forth above.

Eligibility:                             A Management Member will only be eligible for the bonus if for all tax reporting purposes a Management Member uses the Units valuation prepared by the Company's third party valuation firm in connection with the issuance of the Units